Exhibit 10.1
                                  ------------


                               AMENDMENT NO. 2 TO

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made as of this 21st day of November, 2002, among Bioanalytical Systems, Inc., an Indiana corporation ("BAS"), PI Acquisition Corp., a Maryland corporation ("MergerCo"), and PharmaKinetics Laboratories, Inc., a Maryland corporation (the "Company"). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

     WHEREAS, BAS, MergerCo and the Company are parties to that certain Agreement and Plan of Merger dated as of June 20, 2002, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of July 24, 2002 (the "Merger Agreement"); and

     WHEREAS, BAS, MergerCo and the Company desire to amend certain portions of the Merger Agreement pursuant to the terms and conditions of this Amendment;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and pursuant to Section 10.11 of the Merger Agreement, the Merger Agreement is hereby amended by the parties as follows:

     1. The "Index of Defined Terms" of the Merger Agreement is hereby amended by adding the following after the term "PKLB Common":

            "PKLB Note                          ss.9.1(d)(v)"

     2. Exhibit 2.3 is hereby amended and restated in its entirety as set forth on Exhibit 2.3 hereto.

     3. Section A. of the Background Information is hereby amended by adding ",other than Parent," after "(x) the holders" and before "of common" in clause
(x) of the second sentence and the last sentence is hereby restated in its entirety as follows "The holders of shares of PKLB Common (other than Parent), Class A Preferred and Class B Preferred are sometimes hereinafter collectively referred to as the 'Shareholders'.".

     4. Section 2.2 is hereby amended and restated in its entirety as follows:

     ss.2.2 Conversion of PKLB Common. At the Effective Time, by virtue of the Merger and without any action on the part of MergerCo, the Company or the holders of any shares of PKLB Common:

          (a) Subject to the other provisions of this Section 2.2 and to Section 3.1(k) and (l), other than shares of PKLB Common held by Parent (which shall be treated as set forth in Section 2.2(c)), each share of PKLB Common issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one-twelfth (1/12) of one share of Parent Common, upon surrender of the Common Certificate (as defined below) representing such shares of PKLB Common.

          (b) All such  shares of PKLB  Common,  when  converted  as provided in
     Section 2.2(a), shall no longer be considered outstanding and shall automatically be canceled and retired and shall cease to exist, and each Common Certificate previously evidencing such shares shall thereafter represent only the right to receive the number of shares of Parent Common set forth in Section 2.2(a). The holders of Common Certificates (as defined below) previously evidencing shares of PKLB Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the PKLB Common, except as otherwise provided herein or by law, and, upon the surrender of Common Certificates in accordance with Section 3.1, shall only have the right to receive for their shares of PKLB Common the number of shares of Parent Common as set forth in Section 2.2(a), without any interest thereon.

          (c) The parties acknowledge that Parent may own shares of PKLB Common at the Effective Time and they hereby agree that, in such event, any such shares of PKLB Common held by Parent shall, as of the Effective Time, no longer be considered outstanding and shall automatically be canceled and retired and shall cease to exist and shall not entitle Parent to receive Parent Common or other Merger Consideration. Parent shall not be considered to be a "Shareholder" of the Company as that term is used in this Agreement.

     5. Section 2.3(a) is hereby amended by deleting the phrase "Six Dollars ($6.00)" and replacing it with "Four Dollars and Eighty Cents ($4.80)".

     6. Section 9.1(b)(iii) is hereby amended by deleting the phrase "December 31, 2002" and replacing it with "March 31, 2003".

     7. Section 9.1(d) is hereby amended as follows:

          a. The "." is deleted from the end of subsection (iii) and ";" is added in its place.

          b.   A new section (iv) is added as follows:

          "(iv) if any holder of Class A Preferred has delivered written notice to the Company that such holder intends to exercise or is thereby exercising its right to convert all or any portion of the Class A Preferred held by such holder into PKLB Common; or"

          c.   A new section (v) is added as follows:

          "(v) if the registered owners of 100% of the Class B Preferred fail to deliver written notice to the Company as described in paragraph 5(b) of that certain Secured Convertible Revolving Note (the "PKLB Note") issued by the Company to Parent dated as of November 14, 2002, prior to such time as Parent may elect to exercise the Conversion Rights (as defined in the PKLB
     Note) granted to it in the PKLB Note."

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     IN WITNESS  WHEREOF,  the  undersigned  have  caused this  Amendment  to be executed by their duly authorized officers as of the date first above written.

                              BIOANALYTICAL SYSTEMS, INC.



                              By /s/ Peter T. Kissinger
                                 -----------------------------------------------
                                     Peter T. Kissinger, Ph.D.
                                     Chief Executive Officer


                              PI ACQUISITION CORP.



                              By /s/ Peter T. Kissinger
                                 -----------------------------------------------
                                     Peter T. Kissinger, Ph.D.
                                     Director


                              PHARMAKINETICS LABORATORIES, INC.



                              By /s/ James M. Wilkinson
                                 ----------------------------------------------
                                     James M. Wilkinson, II, Ph.D.
                                       President and Chief Executive Officer



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